As filed with the Securities and Exchange Commission on August 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CBS Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-2949533
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

51 West 52nd Street

New York, New York 10019

(212) 975-4321

(Address of Principal Executive Offices, including zip code)

CBS Corporation 2009 Long-Term Incentive Plan, as amended and restated

(Full title of plan)

Lawrence P. Tu

Senior Executive Vice President and Chief Legal Officer

CBS Corporation

51 West 52nd Street

New York, NY 10019

Telephone: (212) 975-4321

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non–accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b–2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non–accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class B Common Stock, $0.001 par value per share	35,683,647	$60.34	$2,153,151,259.98	$277,325.88

(1)	This Registration Statement registers the issuance of up to 35,683,647 shares of Class B common stock, par value $0.001 per share (the “Class B Common Stock”), of CBS Corporation (the “Registrant”) available for issuance under the CBS Corporation 2009 Long-Term Incentive Plan, as amended (the “2009 LTIP”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminate amount of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rules 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share is based on the average of the high and low prices of the Class B Common Stock on the New York Stock Exchange consolidated reporting system on August 27, 2014 and is estimated solely for purposes of calculating the registration fee.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 35,683,647 shares of Class B Common Stock of the Registrant in connection with the Registrant’s 2009 LTIP. In accordance with Section E of the General Instructions to Form S-8, the contents of the Registration Statement on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on January 20, 2010 (File No. 333-164441) are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such previously-filed registration statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on February 14, 2014;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014, filed on May 8, 2014 and for the quarter ended June 30, 2014, filed on August 7, 2014;

(c)	The Registrant’s Current Reports on Form 8-K, filed on February 6, 2014, May 28, 2014, June 17, 2014, July 11, 2014, July 22, 2014 (excluding any information furnished under Item 2.02, any furnished exhibit related to such information, and any other information that is furnished and not filed), August 8, 2014, August 15, 2014 and August 19, 2014; and

(d)	The description of CBS capital stock contained in the Registrant’s Registration Statement on Form 8-A/A, filed on November 23, 2005, including all amendments or reports updating this description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the effective date of this Registration Statement (excluding any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K, any furnished exhibit related to such information, and any other information that is furnished and not filed, unless specifically incorporated by reference in this Registration Statement), but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The validity of the issuance of the Class B Common Stock to which this Registration Statement relates has been passed upon for the Registrant by Angeline C. Straka, Esq., Senior Vice President, Deputy General Counsel and Secretary of the Registrant. As of August 28, 2014, Ms. Straka owned 34,542 shares of the Registrant’s Class B Common Stock and held 28,336 restricted stock units to be settled in the Registrant’s Class B Common Stock. As of August 28, 2014, Ms. Straka held 89,759 options to purchase shares of the Registrant’s Class B Common Stock.

Item 8.	Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of August, 2014.

CBS CORPORATION

By:	/s/ Angeline C. Straka
Name:	Angeline C. Straka
Title:	Senior Vice President, Deputy General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	President and Chief Executive	August 28, 2014
Leslie Moonves	Officer and Director
(Principal Executive Officer)

/s/ Joseph R. Ianniello	Chief Operating Officer	August 28, 2014
Joseph R. Ianniello	(Principal Financial Officer)

/s/ Lawrence Liding	Executive Vice President, Controller and	August 28, 2014
Lawrence Liding	Chief Accounting Officer
(Principal Accounting Officer)

*	Executive Chairman of the Board	August 28, 2014
Sumner M. Redstone	and Founder

*	Director	August 28, 2014
David R. Andelman

*	Director	August 28, 2014
Joseph A. Califano, Jr.

*	Director	August 28, 2014
William S. Cohen

*	Director	August 28, 2014
Gary L. Countryman

*	Director	August 28, 2014
Charles K. Gifford

*	Director	August 28, 2014
Leonard Goldberg

*	Director	August 28, 2014
Bruce S. Gordon

*	Director	August 28, 2014
Linda M. Griego

*	Director	August 28, 2014
Arnold Kopelson

*	Director	August 28, 2014
Doug Morris

*	Director	August 28, 2014
Shari Redstone

*	Director	August 28, 2014
Frederic V. Salerno

*By:	/s/ Angeline C. Straka
Angeline C. Straka
Attorney-in-fact for the Directors

EXHIBIT INDEX

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant effective December 31, 2005 (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2005) (File No. 001-09553).

4.2	Amended and Restated By-laws of the Registrant effective November 1, 2007 (incorporated by reference to Exhibit 3(b) to the Quarterly Report on Form 10-Q of the Registrant for the quarter ended September 30, 2007) (File No. 001-09553).

4.3	CBS Corporation 2009 Long-Term Incentive Plan (effective February 21, 2008, as amended and restated May 23, 2013) (incorporated by reference to Annex B to the Registrant’s Proxy Statement dated April 12, 2013) (File No. 001-09553).

5*	Opinion of Angeline C. Straka, Esq. as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Angeline C. Straka, Esq. (included in Exhibit 5).

24*	Powers of Attorney.

*	Filed herewith.